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                                                                   EXHIBIT 23(C)

                          INDEPENDENT AUDITORS CONSENT


We have issued our report dated January 9, 1998 (except Note 17, as to which the date is October 1, 1998), accompanying the consolidated financial statements of Windsor Bancshares, Inc. and subsidiary contained in the Associated Banc-Corp Registration Statement and Prospectus on Form S-4, filed on or about November 16, 1998. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

                                        GRANT THORNTON LLP

Minneapolis, Minnesota
November 12, 1998